Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"UHF INCORPORATED", A MICHIGAN CORPORATION,

WITH AND INTO "UHF INCORPORATED" UNDER THE NAME OF "UHF INCORPORATED", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTEENTH DAY OF DECEMBER, A.D. 2011, AT 11:14 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2011.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5059559 8100M

AUTHENTICATION: 9224510

111284434

DATE: 12-13-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:33 AM 12/13/2011
FILED 11:14 AM 12/13/2011
SRV 111284434 - 5059559 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF FOREIGN CORPORATION INTO A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is UHF Incorporated, a Delaware corporation, and the name of the corporation being merged into this surviving corporation is UHF Incorporated, a Michigan corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is UHF Incorporated, a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is Common Shares, $0.001par value, 50 million shares authorized.

SIXTH: The merger is to become effective on December 29, 2011

SEVENTH: The Agreement of Merger is on file at Unity Capital Venture Associates, 1270 Avenue of the Americas, NY, NY 10020, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 8th day of December, A.D., 2011.

By: ______________________
Authorized Officer

Name: Omar Cunha
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Title: President